Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

of Summit Materials, Inc.:

We consent to the use of our report dated February 22, 2015, with respect to the balance sheet of Summit Materials, Inc. as of December 27, 2014, included in the Registration Statement on Form S-1 (No. 333-205561) and to the reference to our firm under the heading “Experts” in the related prospectus, as incorporated by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933.

/s/ KPMG LLP

Denver, Colorado

August 4, 2015